Exhibit 23.2


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-66620, No. 333-66123, No. 333-66121, No. 333-66119, and No. 033-63865 of ATC
Healthcare, Inc. and Subsidiaries (the "Company") on Forms S-8 of our report dated May 17, 2001, relating to our audit of the Company's financial statements for the year ended February 28, 2001, appearing in this Annual Report on Form 10-K of the Company for the year ended February 28, 2003.

/s/  Deloitte & Touche LLP

Jericho, New York
June 11, 2003